Exhibit 10.30

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

            AMENDMENT, dated June 13, 2001, by and between IVC INDUSTRIES, INC., a Delaware corporation (“Borrower”), and CONGRESS FINANCIAL CORPORATION, a Delaware corporation (“Lender”).

W I T N E S S E T H :

                WHEREAS, Lender and Borrower have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated October 16, 2000, between Lender and Borrower (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”).

                WHEREAS, Borrower has requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein.

                WHEREAS, by this Amendment No. 1, Lender and Borrower desire and intend to evidence such amendments.

                NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                                         Definitions.

(a)

Additional Definitions. As used herein, the term “Amendment No. 1” shall mean this Amendment No. 1 to Loan and Security Agreement by and among Lender, Borrower, Guarantor and International Vitamin Overseas Sales Corp., as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, such definition.

(b)

Interpretation.  For purposes of this Amendment No. 1, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.                                       Eurodollar Rate Loans. Notwithstanding any provision of the Loan Agreement or any of the other Financing Agreements to the contrary, from and after June 1, 2001:

(a)

Borrower shall not request and Lender shall not make any Eurodollar Rate Loans, except that any Eurodollar Rate Loans outstanding as of May 31, 2001 shall continue to be treated as Eurodollar Rate Loans until the end of the Interest Period currently in effect for such Eurodollar Rate Loans;

(b)	the Interest Rate in respect of all Loans made on or after such date shall be the Interest Rate applicable to Prime Rate Loans; and

(c)	Borrower shall not request that any Prime Rate Loans be converted to Eurodollar Rate Loans and Lender shall not be obligated to convert any such Prime Rate Loans to Eurodollar Rate Loans.

3.                                       Borrowing Base.  Section 1.6 of the Loan Agreement is hereby amended by adding the following new sentence at the end thereof:

                                                                “Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, commencing on May 1, 2001 and effective on the first day of each and every month thereafter, the percentage set forth in clause (b)(i) above shall be reduced by one (1%) percent, so that effective on May 1, 2001 such percentage in clause (b)(i) shall automatically and without further action be reduced from sixty (60%) percent to fifty-nine (59%) percent and such percentage shall thereafter continue to be so reduced by one (1%) percent as of the first day of each month thereafter.  In the event that the percentage set forth in clause (b)(ii) is applicable or the percentage applicable to Eligible Inventory is otherwise reduced pursuant to Section 2.1(b) hereof, on and after any date that such other or reduced percentage may be applicable, such percentage shall be further reduced by one (1%) percent effective on the first day of each and every month thereafter automatically and without further action in the same manner as the percentage set forth in clause (b)(i) is to be reduced.  Notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, on each date when any such reduction to such percentages as set forth above becomes effective, Borrower agrees absolutely and unconditionally to automatically and without notice or demand make a payment in respect of the Revolving Loans in an amount equal to the excess, if any, of the aggregate amount of the Revolving Loans outstanding on such date over the amount equal to the lesser of the Borrowing Base or the Revolving Loan Limit as set forth in Section 2.1(a) as so reduced in immediately available funds. “

4.                                       Interest Rate.  Section 1.52 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                                                                “1.52 “Interest Rate” shall mean, from and after May 1, 2001:

                                                                (a)  Subject to clause (b) below, as to Prime Rate Loans, a rate equal to three (3%) percent per annum in excess of the Prime Rate.

                                                                (b) Notwithstanding anything to the contrary contained in clause (a) above, the Interest Rate shall mean, at Lender’s option, as to Prime Rate Loans, a rate equal to five (5%) percent per annum in excess of the Prime Rate (i) for the period (A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgement against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default continuing, and (ii) on Loans to Borrower at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Lender’s knowledge or consent and whether made before or after an Event of Default).”

5.                                       Letter of Credit Accommodations.  Section 2.2(b) is hereby deleted in its entirety and the following substituted therefor:

                                                                “(b)  In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, on and after May 1, 2001, Borrower shall pay to Lender a letter of credit fee at a rate equal to three and one-quarter (3 1/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender’s option, upon notice to Borrower, at a rate equal to five and one-quarter (5 1/4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender.  Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.”

6.                                       Special Availability Reserve.  Section 2 of the Loan Agreement is hereby amended by adding the following new Section 2.4 thereto:

                                                                “2.4 Special Availability Reserve.  Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise, Lender may on the date hereof establish a special Reserve permanently reducing the amount of Loans and Letter of Credit Accommodations otherwise available to Borrower in an amount equal to $500,000 (the “Special Availability Reserve”).  The term “Reserves” as used herein shall include, without limitation, the Special Availability Reserve.”

7.                                       Inventory Appraisals.  Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                                                                “(d) Borrower shall, at its expense, on or before the date which is sixty (60) days from the date of Amendment No. 1 and thereafter on or before the date which is the last day of each succeeding three (3) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely;”

8.                                       Equipment and Real Property Appraisals.  Section 7.4(a) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

                                                                “(a) (i) upon Lender’s request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely and (ii) in addition, and without limitation, to the appraisals required to be delivered to Lender pursuant to clause (i) above, Borrower shall, at its expense, on or before the date which is sixty (60) days from the date of Amendment No. 1, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely;”

9.                                       Adjusted Tangible Net Worth.  Section 9.18 is hereby deleted in its entirety and the following substituted therefor:

                                                                “9.18 Adjusted Tangible Net Worth.  Borrower shall maintain Adjusted Tangible Net Worth of not less than the respective amount set forth below at all times during each period indicated:

Minimum Adjusted Tangible Net Worth
Month
From May 31, 2001 through and including July 31, 2001	$6,200,000

From August 1, 2001 through and including September 30, 2001	$5,400,000

From October 1, 2001 through and including January 31, 2002	$5,100,000

From February 1, 2002 and for each month thereafter	$5,000,000”

10.                               Real Property Collateral.  The first sentence of Section 9.19 of the Loan Agreement is hereby amended by deleting the reference to “January 31, 2001” and substituting “June 30, 2001” therefor.

11.                               Affirmative and Negative Covenants.  Section 9 of the Loan Agreement is hereby amended by adding the following new Section 9.22 thereto:

                                                         “9.22 Turnaround Consultant.  On or before May 31, 2001, Borrower shall retain a consultant acceptable to Lender on terms acceptable to Lender as to matters specified by Lender, including, but not limited to, the evaluation of Borrower and the formulation of a strategy for enhancing the business performance of Borrower.”

12.                               Default Waiver.

                                                                              (a)     Subject to the terms and conditions set forth herein, Lender hereby waives the Event of Default arising under Section 10.1(a) of the Loan Agreement as a result of the failure of Borrower to maintain the Adjusted Tangible Net Worth as required under Section 9.18 of the

                                                         Loan Agreement through the date immediately prior to the effectiveness of Amendment No. 1.

                                                                              (b)     Lender has not waived, is not by this Amendment No. 1 waiving, and has no intention of waiving any Event of Default which have or may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Event of Default referred to above or otherwise) and Lender specifically reserves all of the rights and remedies available to Lender as a result of any such Events of Default pursuant to the Loan Agreement, the other Financing Agreements, applicable law or otherwise, other than the Event of Default specifically referred to in Section 11(a) above.  The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

13.                               Extension of Time for Delivery of Certain Post-Closing Items.  Section 1(e) of the letter agreement with respect to Certain Post-Closing Items, dated October 16, 2000, between Lender and Borrower is hereby amended by deleting the reference to “November 15, 2000” and substituting “June 30, 2001” therefor.

14.                               Termination of Special Reserve Agreement.  The Special Reserve Agreement, dated October 16, 2000, by and between Borrower and Lender is hereby terminated and shall be of no further force and effect.

15.                               Amendment Fee.  In consideration of the amendments set forth herein, Lender has charged the account of Borrower maintained by Lender, an amendment fee in the aggregate amount of $50,000 which fee was fully earned as of May 1, 2001 and shall constitute part of the Obligations.

16.                               Additional Representations, Warranties and Covenants.  Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

                                                                              (a)     no Event of Default exists or has occurred as of the date of this Amendment No. 1 (after giving effect to the amendments to the

                                                         Financing Agreements and waivers made by this Amendment No. 1); and

                                                                              (b)     this Amendment No. 1 has been duly executed and delivered by each of Borrower, Guarantor and International Vitamin Overseas Sales Corp. and is in full force and effect as of the date hereof and the agreements and obligations of each of Borrower, Guarantor and International Vitamin Overseas Sales Corp. contained herein constitute legal, valid and binding obligations of each of Borrower, Guarantor and International Vitamin Overseas Sales Corp. enforceable against each of them in accordance with their respective terms.

17.                               Conditions Precedent.  The effectiveness of the amendments and consents contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Lender and its counsel:

                                                                              (a)     Lender shall have received this Amendment No. 1 duly authorized, executed and delivered by the parties hereto; and

                                                                              (b)     no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred (after giving effect to the amendments to the Financing Agreements and waivers made by this Amendment No. 1).

18.                               Effect of this Amendment.  Except as expressly set forth herein, no other amendments, consents, changes, modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment, consent or waiver by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1.  To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control.  The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

19.                               Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

20.                               Governing Law.  The validity, interpretation and enforcement of this Amendment No. 1 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

21.                               Binding Effect.  This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

22.                               Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

23.                               Counterparts.  This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1.  Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

Very truly yours,

CONGRESS FINANCIAL CORPORATION

		By:	/s/ Thomas Martin

		Title:	Assistant Vice President

AGREED:

IVC INDUSTRIES, INC.

By:	/s/ E. Joseph Edell

Title:	Chief Executive Officer

HALL LABORATORIES LTD.

By:	/s/ William Lederman

Title:	President

INTERNATIONAL VITAMIN OVERSEAS SALES CORP.

By:	/s/ E. Joseph Edell

Title:	President